SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event report)

February 12, 2004

LTX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2594045
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

LTX Park at University Avenue,
Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (781) 461-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On February 12, 2004, the Registrant issued a press release announcing that it had priced its previously announced public offering of 7,000,000 shares of its common stock at $16.50 per share. All of the shares are being offered by the Registrant through a prospectus supplement pursuant to a registration statement covering shares of common stock, debt securities and warrants that became effective on January 20, 2004. The Registrant has granted to the underwriters an option to purchase up to an additional 1,050,000 shares of common stock within 30 days after the offering to cover over-allotments incurred in the offering, if any. Morgan Stanley & Co. Incorporated is the sole book running manager for the offering and Deutsche Bank Securities Inc. and Needham & Company, Inc. are acting as co-managers for the offering. The information contained in the press release dated February 12, 2004 is incorporated herein by reference and attached to this Current Report on Form 8-K as exhibit 99.1.

The Registrant filed the final prospectus supplement relating to the issuance and sale of its common stock with the Securities and Exchange Commission on February 13, 2004. In connection with the filing of the final prospectus supplement, the Registrant is filing the underwriting agreement relating thereto as part of this Current Report on Form 8-K as Exhibit 1.1 and the legal opinion of the Company’s counsel, Hale and Dorr LLP, as to the validity of the securities being registered as Exhibit 5.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated February 12, 2004

5.1	Opinion of Hale and Dorr LLP regarding the validity of the securities being registered.

99.1	Press Release dated February 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX CORPORATION

Date: February 12, 2004	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger
Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated February 12, 2004

5.1	Opinion of Hale and Dorr LLP regarding the validity of the securities being registered.

99.1	Press Release dated February 12, 2004.